QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(i)

MEMBERSHIP INTEREST PLEDGE AGREEMENT

        THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (this "Agreement") dated as of March 28, 2002 is given by K2 INC., a Delaware corporation (the "Company"), and each subsidiary of the Company which from time to time becomes a party hereto (collectively, together with the Company, the "Pledgors" and each individually a "Pledgor") in favor of BANK OF AMERICA, N.A. ("Bank of America"), in its capacity as collateral agent (in such capacity, the "Collateral Agent") under the Intercreditor Agreement referred to below, and the other Benefited Parties (as defined in such Intercreditor Agreement).

W I T N E S S E T H:

        WHEREAS, the Company, various financial institutions (the "Lenders") and Bank of America, as Administrative Agent (in such capacity, the "Administrative Agent"), have entered into a Credit Agreement dated as of December 21, 1999 (as amended, restated or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, the Company is a party to separate Note Agreements dated as of October 15, 1992 (as amended, restated or otherwise modified from time to time, the "1992 Note Agreements") with various purchasers (the "1992 Noteholders");

        WHEREAS, the Company is a party to a Note Purchase Agreement dated as of December 1, 1999 (as amended, restated or otherwise modified from time to time, the "1999 Note Agreement"; together with the 1992 Note Agreements, the "Note Agreements") with various purchasers (the "1999 Noteholders"; together with the 1992 Noteholders, collectively the "Noteholders");

        WHEREAS, each Pledgor other than the Company (if any) has guarantied all obligations of the Company under the Credit Agreement, the Note Agreements and certain other financing arrangements;

        WHEREAS, pursuant to (i) the Continuing Guaranty dated August 19, 2000, (ii) the Amended and Restated Continuing Guaranty (Multicurrency) dated March 28, 2002 and (iii) the Continuing Guaranty (Multicurrency) dated July 31, 1998, the Company has guaranteed all of the obligations of K-2 Corporation, K2 Ski Sport + Mode GmbH and Shakespeare Company (UK) Limited, respectively, under various financing arrangements made available to such entities by Bank of America and various subsidiaries and affiliates thereof;

        WHEREAS, pursuant to the Continuing Guaranty (Foreign Currency) dated October 29, 1998, the Company has guaranteed all of the obligations of K2 Japan Co. Ltd. under a financing arrangement made available to such entity by Union Bank of California, N.A.;

        WHEREAS, pursuant to an Amended and Restated Intercreditor Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Intercreditor Agreement"), the Administrative Agent, on behalf of itself and the Lenders, the Noteholders, various other parties from time to time party thereto and the Collateral Agent have agreed that (i) the Benefited Obligations (as defined in the Intercreditor Agreement) shall be secured and guarantied pari passu and (ii) Bank of America shall act as collateral agent for the Benefited Parties; and

        WHEREAS, the Benefited Obligations of each Pledgor are to be secured pursuant to this Agreement;

        NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    When used herein, (a) capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms in the Intercreditor Agreement, (b) all terms defined in the Uniform Commercial Code as in effect on the date hereof in the State of California and used herein shall have the same definitions herein as specified therein, (c) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Financing Agreement and (d) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

        Administrative Agent—see the Recitals.

        Agreement—see the Preamble.

        Bank of America—see the Preamble.

        Business Day means any day on which Bank of America is open for commercial banking business in Los Angeles, New York and Charlotte.

        Collateral—see Section 2.

        Collateral Agent—see the Preamble.

        Company—see the Preamble.

        Costs and Expenses means, with respect to any Pledgor, all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Collateral Agent in connection with (i) the execution, delivery and performance of this Agreement by such Pledgor, (ii) protecting, preserving or maintaining any Collateral of such Pledgor, (iii) enforcing any rights of the Collateral Agent hereunder in respect of the Collateral of such Pledgor.

        Credit Agreement—see the Recitals.

        Default means the occurrence of any of the following events: (a) any Unmatured Event of Default under Section 8.01(f) or (g) of the Credit Agreement, Section 6.1(i), (j) or (k) of the 1992 Note Agreements or Section 11(g) or (h) of the 1999 Note Agreement; (b) any Event of Default; or (c) any warranty of any Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Collateral Agent's security interest for the benefit of the Benefited Parties in any material portion of the Collateral is not perfected or the Collateral Agent's rights and remedies with respect to any material portion of the Collateral is materially impaired or otherwise materially adversely affected.

        Intercreditor Agreement—see the Recitals.

        Lenders—see the Recitals.

        Liabilities means, as to each Pledgor, all Benefited Obligations of such Pledgor.

        LLC means a limited liability company in which any Pledgor is a member or otherwise has any equity interest.

        LLC Agreement means the limited liability company agreement, operating agreement or similar basic agreement for any LLC, together with any certificate of formation, articles of organization or similar constituent document, if any, required to be filed with the secretary of state, or equivalent office, in any applicable jurisdiction for the legal and valid creation of such LLC (as amended, supplemented, restated or otherwise modified from time to time).

        LLC Interests means all right, title and interest of any Pledgor in and to the following: each LLC in which such Pledgor has any interest, all profits, income, surplus, compensation, return of capital, distributions and other disbursements and payments from any LLC to such Pledgor (including, without limitation, specific properties of any LLC upon dissolution or otherwise), and all interests in any LLC now owned or hereafter acquired by such Pledgor as a result of exchange offers, direct investments, contributions or otherwise, and all accounts, general intangibles and other rights to payment or reimbursement now existing or hereafter arising from loans, advances or other extensions of credit by such Pledgor from time to time to or for the account of any LLC, or from services rendered by such Pledgor from time to time to or for the account of any LLC; but excluding any obligation or liability of such Pledgor with respect to any LLC or any duty of such Pledgor as a member of any LLC.

        1992 Note Agreements—see the Recitals.

        1992 Noteholders—see the Recitals.

        1999 Note Agreement—see the Recitals.

        1999 Noteholders—see the Recitals.

        Note Agreements—see the Recitals.

        Noteholders—see the Recitals.

        Permitted Liens means (i) liens arising hereunder and (ii) inchoate tax and ERISA liens.

        Pledged Property means all LLC Interests, all property received in exchange or substitution for any LLC Interest, all dividends, distributions and other returns from any LLC Interest, all other property delivered by any Pledgor to the Collateral Agent for the purpose of pledge under this Agreement, and all proceeds of any of the foregoing.

        Pledgor—see the Preamble.

        UCC means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

        2.    Pledge.    As security for the payment of all Liabilities, each Pledgor hereby pledges and assigns to the Collateral Agent for the benefit of the Benefited Parties, and grants to the Collateral Agent for the benefit of the Benefited Parties a continuing security interest in, all of the following:

          A.    the LLC Interests;

          B.    all cash and other property, real, personal or mixed, distributed or payable at any time or from time to time to such Pledgor from any LLC, as a distribution or otherwise in complete or partial liquidation or otherwise, including, without limitation, such Pledgor's share of any revenues of any LLC derived from any contract;

          C.    all other Pledged Property; and

          D.    all products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the "Collateral".

        3.    Delivery of Pledged Property.    (a) All certificates or instruments representing or evidencing any Collateral, including those representing or evidencing any LLC Interest, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

        (b)  To the extent any of the Collateral constitutes an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC), the applicable Pledgor shall cause the issuer thereof to acknowledge to the Collateral Agent the registration on the books of such issuer of the pledge and security interest hereby created in the manner required by Section 8-301(b) of the UCC.

        4.    Warranties.    Each Pledgor warrants to the Collateral Agent for the benefit of each Benefited Party, as to itself and its Collateral, that:

        (a)    Ownership, No Liens, etc.    Such Pledgor is the legal and beneficial owner of, and has good title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens, options or other charges or encumbrances, except Permitted Liens. No UCC financing statement covering any of the Collateral is presently on file in any public office other than those in favor of the Collateral Agent for the benefit of the Benefited Parties. This Agreement creates a legal and valid security interest in the Collateral which has been perfected as a first and prior Lien on the Collateral. No "control" as defined in Article 8 of the UCC has been given to any Person other than the Collateral Agent.

        (b)    LLC Interests.    The character of such Pledgor's interest in each LLC, and such Pledgor's percentage interest in each LLC's profits as of the date hereof, are as set forth in Exhibit A. Such Pledgor has provided to the Collateral Agent true, correct and complete copies of each LLC Agreement as in effect on the date hereof.

        (c)    Authorization, Approval, etc.    Except for the filing of UCC financing statements, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for (i) the pledge by such Pledgor of any Collateral pursuant to this Agreement, (ii) the execution, delivery and performance of this Agreement by such Pledgor, (iii) the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (iv) except as may be required in connection with a disposition of any LLC Interest by laws affecting the offering and sale of securities generally, the exercise by the Collateral Agent of remedies in respect of the Collateral pursuant to this Agreement.

        (d)    Uncertificated Nature of LLC Interests.    No right, title or interest of such Pledgor in any LLC is represented by a certificate or other instrument, except such certificates or instruments, if any, as have been delivered to the Collateral Agent and are held in its possession, together with transfer documents as required in this Agreement (and such Pledgor covenants and agrees that any such certificates or instruments hereafter received by such Pledgor with respect to any of the Collateral will be held in trust for the Collateral Agent for the benefit of the Benefited Parties and promptly delivered to the Collateral Agent). No Collateral is held in a securities account. No LLC is an investment company and no LLC has expressly elected to have membership interests in such LLC treated as securities governed by Article 8 of the UCC.

        (e)    Other.    (i) The assignment and pledge of the Collateral pursuant to this Agreement, together with the filing of appropriate UCC financing statements, will create a valid perfected security interest in the Collateral in favor of the Collateral Agent; and (ii) all LLC Interests referred to on Exhibit A are duly authorized, validly issued, fully paid and non-assessable.

        5.    Covenants.    (a) No Pledgor will assign, pledge, grant any security interest in or, except to the extent permitted by all of the Financing Agreements, sell or otherwise transfer any of the Collateral of such Pledgor or grant any option, warrant or other right to purchase the Collateral of such Pledgor (except in favor of the Collateral Agent and the Benefited Parties hereunder). Each Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all other Persons. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Pledgor shall provide the Collateral Agent with copies of all written information received from any securities intermediary of such Pledgor with respect to any Collateral.

        (b)  Each Pledgor agrees that it will: (i) execute such additional UCC financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or appropriate by the Collateral Agent) and do such other acts and things, all as the Collateral Agent may from time to time reasonably request, as are necessary to establish and maintain a valid, perfected pledge (including, without limitation, a perfected pledge by means of control) of, and security interest in, the Collateral (free of all other Liens other than Permitted Liens) to secure the payment and performance of the Liabilities; (ii) not make any change in the name or jurisdiction of organization of such Pledgor without giving the Collateral Agent at least 30 days' prior written notice thereof; (iii) furnish the Collateral Agent such information concerning the Collateral as the Collateral Agent may from time to time reasonably request; (iv) provide the Collateral Agent, not less than 10 days after entering into same, a copy of each LLC Agreement and any amendment or supplement to, or modification or waiver of, any term or provision of any LLC Agreement; (v) upon learning of the occurrence of any Default, promptly upon request of the Collateral Agent transfer any LLC Interest constituting Collateral into the name of any nominee or sub-agent designated by the Collateral Agent; and (vi) upon learning of the occurrence of any event which could reasonably be expected to cause termination and/or dissolution of any LLC, notify the Collateral Agent in writing thereof.

        6.    Holding in Name of Collateral Agent, etc.    The Collateral Agent may from time to time after the occurrence and during the continuance of a Default, without notice to any Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Collateral Agent or any nominee or sub-agent for the Collateral Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral; (c) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder; (d) endorse any checks, drafts or other writings in the name of any Pledgor to allow collection of the Collateral; (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto; and (f) take control of any proceeds of the Collateral.

        7.    Voting Rights, Dividends, etc.    (a) So long as the Collateral Agent has not given the notice referred to in paragraph (b) below:

          A.    Each Pledgor shall be entitled to exercise any and all voting or consensual rights and powers with respect to any LLC Interest or other Pledged Property of such Pledgor or any part thereof for any purpose; provided that each Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the Collateral Agent's rights with respect to any material portion of the Collateral.

          B.    Each Pledgor shall be entitled to receive and retain any and all lawful dividends or other distributions payable in respect of the Collateral of such Pledgor which are paid in cash by any LLC if such dividends or distributions are permitted by each of the Financing Agreements.

          C.    The Collateral Agent shall execute and deliver, or cause to be executed and delivered, to the Pledgors, all such proxies, powers of attorney, dividend orders and other instruments as any Pledgor may request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends and distributions which it is authorized to retain pursuant to clause (B) above.

        (b)  Upon written notice to the Company from the Collateral Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgors are entitled to exercise pursuant to Section 7(a)(A) hereof, and all rights of the Pledgors to receive and retain dividends and distributions pursuant to Section 7(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Collateral Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and distributions. Any and all money and other property paid over to or received by the Collateral Agent pursuant to this paragraph (b) shall be retained by the Collateral Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

        8.    Additional LLC Interests.    No Pledgor will (a) permit the issuance of (i) any additional limited liability company interests or any class of limited liability company interests of any LLC, (ii) any securities convertible into, or exchangeable for, any such limited liability company interests, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such limited liability company interests or (b) enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any interest in any LLC.

        9.    Remedies.    Whenever a Default exists, the Collateral Agent may exercise from time to time any rights and remedies available to it under the UCC or otherwise available to it. Without limiting the foregoing, whenever a Default exists, the Collateral Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral of any Pledgor, free of all rights and claims of such Pledgor therein and thereto, at any public or private sale or brokers' board, and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of such Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Collateral Agent of any of its rights and remedies during the continuance of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least 10 Business Days before such disposition. Any proceeds of any of the Collateral may be applied by the Collateral Agent to the payment of Costs and Expenses, and any balance of such proceeds may be applied by the Collateral Agent toward the payment of the Liabilities in accordance with the terms of the Intercreditor Agreement (and, after payment in full of all Liabilities, any excess shall be delivered to the applicable Pledgor or as a court of competent jurisdiction shall direct).

        The Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental or regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Collateral Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

        Each Pledgor hereby appoints the Collateral Agent as the attorney-in-fact for such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instruments which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided that the Collateral Agent shall not exercise its rights as such attorney-in-fact unless a Default exists.

        This Agreement shall remain in full force and effect until the earlier to occur of (a) the payment in full in cash of all Liabilities and the termination of all commitments to create Liabilities and (b) the

Collateral Release Date. Upon any such termination, the Collateral Agent will, upon any Pledgor's request and at such Pledgor's sole expense, (i) deliver to such Pledgor, without any representation, warranty or recourse of any kind whatsoever, all of such Pledgor's Collateral held by the Collateral Agent hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof, and (ii) execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and the release of any security interest granted hereby. If the Collateral Agent reasonably determines that it is permitted to release any Collateral in accordance with Section 3(f) or 9(g) of the Intercreditor Agreement, then the Collateral Agent will, upon the applicable Pledgor's request and at such Pledgor's sole expense, execute and deliver such releases as may be necessary to terminate the Collateral Agent's security interest (for the benefit of the Benefited Parties), in such Collateral.

        10.    Acknowledgment of Control.    By its signature below, each Pledgor (i) acknowledges that it has not previously granted "control" over the Collateral of such Pledgor to any other Person and (ii) agrees that it will not grant any Person other than the Collateral Agent "control" over any Collateral.

        11.    Restrictions on Pledge.    The parties hereto acknowledge that K2 Finance Company, LLC (the "Receivables Seller"), various affiliates of the Receivables Seller and certain of its subsidiaries have entered into a structured receivables financing transaction with Redwood Receivables Corporation ("Redwood") and General Electric Capital Corporation (the "Redwood Agent") pursuant to a Receivables Purchase and Servicing Agreement (the "Purchase Agreement"). To induce Redwood and the Redwood Agent to permit the pledge of the membership interests of the Receivables Seller (the "Pledged Collateral"), the parties hereto agree to the following limitations. Capitalized terms used in this Section 11 shall have the meanings ascribed to such terms in the Purchase Agreement.

        (a)  Anything herein or in the Parent Revolver, 1992 Note Agreement or 1994 Note Agreement to the contrary notwithstanding:

            (i)  Until 91 days after the date on which the Purchaser Interest and all other amounts owed under the Related Documents have been paid in full in cash in accordance with the terms of the Related Documents, the Collateral Agent, for itself and as agent for the Benefited Parties, agrees that, upon exercising its rights with respect to the Pledged Collateral, it will not take any action with respect thereto which is adverse to the interests of Redwood and/or the Redwood Agent, including, without limitation, (A) causing the Receivables Seller to violate or breach any term or provision in any Related Documents, (B) making any dividends or distributions on the Pledged Collateral, (C) amending or altering any of the Receivables Seller's organizational documents, or (D) causing the Receivables Seller to incur any debt, other than, in each case, as may be allowed in the Related Documents; provided that any prepayment or termination of the Purchase Agreement in accordance with the terms of the Related Documents shall not be deemed adverse to the interests of Redwood and/or the Redwood Agent;

          (ii)  If the Collateral Agent or any other Benefited Party receives any payments or funds relating to the Receivables (the "Receivables Assets") prior to the date on which the Purchaser Interest and all other amounts owed under the Related Documents have been paid in full in cash in accordance with the terms of the Related Documents, such Person shall hold such payments or funds in trust for the benefit of the Redwood Agent, and shall promptly transfer such payments or funds to the Redwood Agent;

          (iii)  The provisions of this Section 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Purchaser Interest or any other amount owed under the Related Documents is rescinded or must otherwise be returned by the Redwood Agent or the Purchasers upon the insolvency, bankruptcy or reorganization of the Receivables Seller, SPC or otherwise, all as though such payment had not been made; and

          (iv)  Prior to the date on which the Purchaser Interest and all other amounts owed under the Related Documents have been indefeasibly paid in full in cash in accordance with the terms of the Related Documents, neither the Collateral Agent nor any other Benefited Party shall object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to Parent Guarantor, any Originator, SPC or the Receivables Seller or their respective property) or object to or contest in any other manner (A) the interests of the Receivables Seller and its successors and assigns in any of the Receivables Assets transferred by each Originator or its affiliates to the Receivables Seller pursuant to the Related Documents and/or (B) the interests of the Redwood Agent or the Purchasers in the Receivables Assets. Neither the Collateral Agent nor any other Benefited Party shall object to or contest in any manner the receipt of any payment by the Redwood Agent and/or the Purchasers with respect to the Receivables Assets for the satisfaction of the Purchaser Interest.

        (b)  The Redwood Agent and Redwood shall be third-party beneficiaries with respect to this Section 11.

        (c)  So long as the Purchaser Interest and all other amounts owed under the Related Documents have not been indefeasibly paid in full in cash in accordance with the terms of the Related Documents, this Section 11 shall not be amended, modified or supplemented without the prior written consent of the Redwood Agent, which consent shall not be unreasonably withheld, and the provisions of this Section 11 shall be contained in any agreement that amends and restates this Agreement. The Collateral Agent and, by accepting the benefits hereof, each of the other Benefited Parties agree that no such party shall enter into any additional agreement that would be contrary to the provisions of this Section 11.

        (d)  Until the Purchaser Interest and all other amounts owed under the Related Documents have been indefeasibly paid in full in cash in accordance with the terms of the Related Documents, the Collateral Agent shall not sell, transfer or otherwise assign it rights in the Pledged Collateral unless such assignee agrees in writing to be bound by this Section and a copy of such writing has been delivered to the Redwood Agent.

        13.    General.    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by any Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

        No delay on the part of the Collateral Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Collateral Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        All obligations of each Pledgor and all rights, powers and remedies of the Collateral Agent and the Benefited Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

        This Agreement shall be construed in accordance with and governed by the internal laws of the State of California. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        This Agreement shall be binding upon each Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Pledgor and the Collateral Agent and the successors and assigns of the Collateral Agent.

        This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement (together with a supplement to Exhibit A hereto). Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Agreement.

        ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF SUCH PLEDGOR SET FORTH BELOW ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER), OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        EACH PLEDGOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER BENEFITED PARTY HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER FINANCING AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

K2 INC.
By:

Name Printed:

Title:

Address:
4900 South Eastern Avenue Los Angeles, CA 90040 Attention: John Rangel Facsimile: (323) 724-0470
STEARNS INC. SHAKESPEARE COMPANY, LLC K-2 CORPORATION
By:

Name Printed:

Title:

Address:
4900 South Eastern Avenue Los Angeles, CA 90040 Attention: John Rangel Facsimile: (323) 724-0470

BANK OF AMERICA, N.A., as Collateral Agent
By:

Name Printed:

Title:

Address:
Agency Management CA9-706-11-03 555 S. Flower Street, 11th Floor Los Angeles, CA 90071 Attention: Gina Meador Facsimile: (213) 228-2299

Additional signature page for the Membership Interest Pledge Agreement dated as of March 28, 2002 issued by K2 Inc. (the "Company") and various subsidiaries of the Company.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto (and attached to this signature page is a supplement to Exhibit A of the Membership Interest Pledge Agreement setting forth all relevant information with respect to the undersigned).
[NAME OF SUBSIDIARY]
By:

Name:

Title:

Address:

EXHIBIT A
TO MEMBERSHIP INTEREST PLEDGE AGREEMENT

DESCRIPTION OF LLC INTERESTS and LLC AGREEMENTS

The Company is pledging the following:

  1.
  100% of the membership interests of Shakespeare Company, LLC owned by it pursuant to the Limited Liability Company Agreement dated as of March 1, 2001

  2.
  100% of the membership interests of Shakespeare Conductive Fibers, LLC owned by it pursuant to the Limited Liability Company Agreement dated as of December 14, 2000

Shakespeare Company, LLC, a Delaware limited liability company, K-2 Corporation, an Indiana corporation, and Stearns Inc., a Minnesota corporation, all wholly-owned subsidiaries of the Company, are pledging the following:

        1.    100% of the membership interests of K2 Finance Company, LLC owned by them pursuant to the Limited Liability Company Agreement of K2 Finance Company, LLC dated as of March 26, 2002.

QuickLinks

MEMBERSHIP INTEREST PLEDGE AGREEMENT